DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

Registration No. 811-06324
FORM N-SAR
Semiannual Period Ended May 31, 2016

SUB-ITEM 77I.  Terms of new or amended Securities

On February 24, 2016, the Board of Trustees of Delaware Group Global & International Funds (the ?Registrant?) approved a change to the name of the Delaware Macquarie Asia Select Fund. Effective as of March 1, 2016, the name of the Delaware Macquarie Asia Select Fund has changed to Delaware Asia Select Fund. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated December 1, 2015, as amended and restated on March 1, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-16-004740).

On February 24, 2016, the Board of Trustees of the Registrant voted to add an R6 share class to the Delaware Emerging Markets Fund. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated March 29, 2016, as amended and restated on May 2, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001359948-16-000072).

SUB-ITEM 77P: Information required to be filed pursuant to existing exemptive orders

Delaware Focus Global Growth Fund (the ?Fund), a series of the Registrant and Delaware Management Company, a series of Delaware Management Business Trust (Manager) have received an exemptive order from the U.S. Securities and Exchange Commission that permits the Manager, with the approval of the Board of Trustees of the Registrant, to appoint and replace sub-advisors, enter into sub-advisory agreements, and materially amend sub-advisory agreements on behalf of the Fund without shareholder approval (Manager of Managers Structure). The Fund?s Manager of Managers Structure was established on May 27, 2016, and superseded on June 7, 2016. The changes are incorporated herein by reference to the supplement dated June 7, 2016 to the Fund?s prospectus dated March 1, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-16-000674).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(d) Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Global & International Funds and Delaware Distributors, L.P., attached as Exhibit.
WS: MFG_Philadelphia: 897441: v1

WS: MFG_Philadelphia: 867889: v1